Exhibit 5.1

[Foley & Lardner LLP Letterhead]	April 25, 2012	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX foley.com CLIENT/MATTER NUMBER 084147-0115

Homeowners Choice, Inc.

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

Ladies and Gentlemen:

We have acted as counsel for Homeowners Choice, Inc., a Florida corporation (the “Company”), in connection with the issuance of 1,840,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”), pursuant to that certain Underwriting Agreement, dated April 19, 2012, by and between the Company and Houlihan Lokey Capital, Inc. as the representative of the underwriters. The Shares are being issued pursuant to a Registration Statement on Form S-3 (File No. 333-180322) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 23, 2012, including Amendment No. 1 to such Registration Statement filed with the SEC on April 3, 2012 (collectively, the “Registration Statement”), the prospectus dated April 9, 2012 included therein (the “Base Prospectus”), and the prospectus supplement thereto dated April 19, 2012 (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus.”

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinion expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate, including, without limitation: (i) the Registration Statement and the Prospectus; (ii) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) adopted at a meeting held on March 23, 2012; (iii) certain resolutions of the Board of Directors adopted by unanimous written consent on April 19, 2012; (iv) certain resolutions of the Pricing Committee of the Board of Directors adopted at a meeting held on April 19, 2012; and (v) such other corporate and other records and documents as we considered appropriate.

In our examination of the above-referenced documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Registration Statement and the Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Homeowners Choice, Inc.

April 25, 2012

The law covered by this opinion is limited to the present law of the State of Florida. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus, and to the filing of this opinion with the SEC as an exhibit to the Company’s Current Report on Form 8-K dated April 25, 2012. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

Foley & Lardner LLP